United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  November 1, 2012
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Realty Income Corporation (the “Company”) has filed with the Securities and Exchange Commission a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding its proposed acquisition of American Realty Capital Trust, Inc.  As required by the rules and regulations governing the Form S-4, the Company is re-issuing the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Current Report on Form 8-K dated October 1, 2012 (the “2011 Form 10-K”), to reflect as discontinued operations additional property sales and properties classified as held for sale for the period from July 1, 2012 through September 30, 2012 in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification 205-20, Discontinued Operations.  During the period from July 1, 2012 through September 30, 2012, the Company sold 11 properties for net proceeds of approximately $15.8 million, including one property that was classified as held for sale at December 31, 2011 and sold during the third quarter of 2012, and ten properties which were not classified as held for sale at December 31, 2011.  A total of seven properties were classified as held for sale at September 30, 2012.

These reclassification adjustments have no effect on the Company’s reported net income available to common stockholders, funds from operations, or adjusted funds from operations.  As a result of the changes discussed above, this Current Report on Form 8-K updates the following information included in the 2011 Form 10-K:

•	Selected Financial Data, included in the 2011 Form 10-K, was updated for “Total revenue,” “Income from continuing operations” and “Income from discontinued operations;”
•

Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the 2011 Form 10-K, was updated in the “Results of Operations” section (“Rental Revenue,” “Depreciation and Amortization,” “EBITDA and Adjusted EBITDA,” “General and Administrative Expenses,” “Property Expenses” and “Discontinued Operations” sub-categories) and the “Funds From Operations Available To Common Stockholders (FFO)” sections;

•

Financial Statements and Supplementary Data, included in the 2011 Form 10-K, was updated with revised “Consolidated Statements of Income,” “Consolidated Statements of Cash Flows,” “Note 2-Discontinued Operations,” “Note 3,” “Note 10,” “Note 18” and the “Consolidated Quarterly Financial Data;” and

•	Exhibit 12.1 Statements re computation of ratios, included in Item 15 of the 2011 Form 10-K, was updated for “Income from Continuing Operations.”

Additionally, the Company has revised its disclosure of subsequent events in “Note 20” of the 2011 Form 10-K to include disclosure regarding its issuance of $350M in aggregate principal amount of 2.00% senior unsecured notes due January 2018 and its issuance of $450 million in aggregate principal amount of 3.25% senior unsecured notes due October 2022, both of which were issued in October 2012.

The updated information is attached to this report as Exhibit 99.1.

Other than as described above, this Current Report on Form 8-K does not reflect events occurring after the filing of the 2011 Form 10-K on February 13, 2012, and no attempt has been made to update matters in the 2011 Form 10-K for any other activities or events occurring after the original filing date except to the extent expressly provided herein.  Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2011 Form 10-K for any information, uncertainties, transactions, proceedings, risks, events or trends occurring or known  to management.  The information provided in this Current Report on Form 8-K should be read in conjunction with the portions of the 2011 Form 10-K not subject to the updates described herein and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the 2011 Form 10-K, including the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, and the Company’s Current Reports on Form 8-K.

Item 9.01         Financial Statements and Exhibits

(d)  Exhibits

12.1	Statements re computation of ratios.
23.1	Consent of Independent Registered Public Accounting Firm.
99.1

Updated financial information for the year ended December 31, 2011:

Item 6.  Selected Financial Data;

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

Item 8.  Financial Statements and Supplementary Data.

101

The following materials from the 2011 Form 10-K formatted in Extensible Business Reporting Language: (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Income, (iii) Consolidated Statements of Stockholders’ Equity, (iv) Consolidated Statements of Cash Flows, (v) Notes to Consolidated Financial Statements, and (vi) Schedule III- Real Estate and Accumulated Depreciation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2012	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
12.1	Statements re computation of ratios.
23.1	Consent of Independent Registered Public Accounting Firm.
99.1

Updated financial information for the year ended December 31, 2011:

Item 6. Selected Financial Data;

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

Item 8. Financial Statements and Supplementary Data.

101

The following materials from the 2011 Form 10-K formatted in Extensible Business Reporting Language: (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Income, (iii) Consolidated Statements of Stockholders’ Equity, (iv) Consolidated Statements of Cash Flows, (v) Notes to Consolidated Financial Statements, and (vi) Schedule III- Real Estate and Accumulated Depreciation.